Exhibit 99.1

B&G Foods Announces Pricing of Public Offering of Class A Common Stock

PARSIPPANY, N.J., September 14, 2009 — B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high quality, shelf-stable foods, announced today that it has priced its public offering of 10,000,000 shares of its Class A common stock at $8.00 per share.  The offering is expected to close on or about September 18, 2009.  In connection with the offering, B&G Foods has granted to the underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 shares of Class A common stock.

B&G Foods’ Class A common stock is listed on the New York Stock Exchange under the symbol “BGS” and trades separately from B&G Foods’ Enhanced Income Securities (EISs), which are listed on the New York Stock Exchange under the symbol “BGF.”

After deducting underwriting discounts and commissions, B&G Foods will receive proceeds of $75.6 million, or $86.9 million if the underwriters exercise in full their option to purchase additional shares.  B&G Foods expects to use the proceeds of the offering, after deducting other offering expenses, for general corporate purposes, which may include among other things, the future repayment or retirement of a portion of B&G Foods’ long-term debt, including, without limitation its 8% senior notes due 2011 or its 12% senior subordinated notes due 2016.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and BofA Merrill Lynch are acting as joint book-running managers, and Goldman, Sachs & Co. and RBC Capital Markets Corporation are acting as co-managers of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of an effective shelf registration statement previously filed with the Securities and the Exchange Commission.

Interested persons may obtain copies of the prospectus and the related final prospectus supplement from Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010; Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717; or BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214